SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) May 31, 1996


                             SEACOR HOLDINGS, INC.
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                               0-20904                    13-3542736
- --------------------------------------------------------------------------------
(State or other jurisdiction of      (Commission            (I.R.S. employer
incorporation or organization)        File Number)         identification no.)


11200 Westheimer, Suite 850, Houston. Texas                        77042
- --------------------------------------------------------------------------------
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code (713) 782-5990
                                                   -----------------------------

                                 Not Applicable
- --------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets
- -------  ------------------------------------

     On May 31, 1996, SEACOR Holdings, Inc. ("SEACOR") acquired McCall Enterprises, Inc. ("McCall") and affiliated companies (collectively with McCall, the "McCall Companies"). The acquisition was accomplished, in part, by merging SEACOR Enterprises, Inc., SEACOR Support Services, Inc. and SEACOR N.F. Inc., wholly owned Louisiana subsidiaries of SEACOR, with and into McCall, McCall Support Vessels, Inc. and N.F. McCall Crews, Inc., respectively (collectively, the "McCall Merger Companies"), with the McCall Merger Companies being the surviving corporations of such mergers (collectively, the "Mergers").

     Immediately after the effectiveness of the Mergers, SEACOR, directly or through McCall, acquired all of the outstanding capital stock of the other McCall Companies not already owned by SEACOR or one of the McCall Merger Companies. SEACOR accomplished such acquisitions through four Share Exchange Agreements with the stockholders of such McCall Companies.

     In consideration for the acquisition, the former stockholders of the McCall Companies have rights to receive an aggregate of approximately 1.3 million shares of SEACOR common stock, subject to an adjustment based upon a final determination of the working capital of the McCall Companies as of May 31, 1996. Based on SEACOR's closing price on May 30, 1996, the transaction has a value of approximately $64.6 million.

     The McCall Companies operate as McCall's Boat Rentals, Inc. and are based in Cameron, Louisiana. McCall operates five utility boats and 36 crew boats dedicated to serving the oil and gas industry in the U.S. Gulf of Mexico. McCall's Boat Rentals, Inc. employs approximately 230 people. Norman McCall, the founder and President of McCall's Boat Rentals, Inc., and Joseph McCall will remain with McCall and each have signed employment agreements with McCall.

Item 7.  Financial Statements and Exhibits
- -------  ---------------------------------

(a)  Financial Statements of Business Acquired

     The financial statements for the acquired business, McCall Enterprises Inc. and its affiliates, for the periods required by Rule 3-05(b) of Regulation S-X are attached hereto as Annex A.

(b)  Pro Forma Financial Information

     The pro forma financial information for the Company and McCall Enterprises Inc. and its affiliates, required pursuant to Article 11 of Regulation S-X, is attached hereto as Annex B.

(c)  Exhibits


   2.1 Agreement and Plan of Merger, dated as of May 31, 1996, by and among SEACOR Holdings, Inc., SEACOR Enterprises, Inc. and McCall Enterprises, Inc.

   2.2 Agreement and Plan of Merger, dated as of May 31, 1996, by and among SEACOR Holdings, Inc., SEACOR Support Services, Inc. and McCall Support Vessels, Inc.

   2.3 Agreement and Plan of Merger, dated as of May 31, 1996, by and among SEACOR Holdings, Inc., SEACOR N.F., Inc. and N.F. McCall Crews, Inc.

   2.4 Exchange Agreement relating to McCall Crewboats, L.L.C., dated as of May 31, 1996, by and among SEACOR Holdings, Inc. and the Persons listed on the signature pages thereto.

   2.5 Share Exchange Agreement and Plan of Reorganization relating to Cameron Boat Rentals, Inc., dated as of May 31, 1996, by and among SEACOR Holdings, Inc., McCall Enterprises, Inc., and the Persons listed on the signature pages thereto.

   2.6 Share Exchange Agreement and Plan of Reorganization relating to Philip A. McCall, Inc., dated as of May 31, 1996, by and among SEACOR Holdings, Inc., McCall Enterprises, Inc. and the Persons listed on the signature pages thereto.

   2.7 Share Exchange Agreement and Plan of Reorganization relating to Cameron Crews, Inc., dated as of May 31, 1996, by and among SEACOR Holdings, Inc., McCall Enterprises, Inc., and the Persons listed on the signature pages thereto.

   10.1 Indemnification Agreement, dated as of May 31, 1996, among all of the Stockholders of McCall Enterprises, Inc., Norman McCall, as representative of such Stockholders, and SEACOR Holdings, Inc.

   10.2 Indemnification Agreement, dated as of May 31, 1996, among all of the Stockholders of McCall Support Vessels, Inc., Norman McCall, as representative of such Stockholders, and SEACOR Holdings, Inc.

   10.3 Indemnification Agreement, dated as of May 31, 1996, among all of the Stockholders of N.F. McCall Crews, Inc., Norman McCall, as representative of such Stockholders, and SEACOR Holdings, Inc.

   10.4 Indemnification Agreement, dated as of May 31, 1996, among all of the Members of McCall Crewboats, L.L.C., Norman McCall, as representative of such Members, and SEACOR Holdings, Inc.


   10.5 Indemnification Agreement, dated as of May 31, 1996, among all of the Stockholders of Cameron Boat Rentals, Inc., Norman McCall, as representative of such Stockholders, and SEACOR Holdings, Inc.

   10.6 Indemnification Agreement, dated as of May 31, 1996, among all of the Stockholders of Philip A. McCall, Inc. and SEACOR Holdings, Inc.

   10.7 Indemnification Agreement, dated as of May 31, 1996, among all of the Stockholders of Cameron Crews, Inc., Norman McCall, as representative of such Stockholders, and SEACOR Holdings, Inc.

   10.8 Investment and Registration Rights Agreement, dated as of May 31, 1996, among SEACOR Holdings, Inc. and the Persons listed on the signature pages thereto.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          SEACOR HOLDINGS, INC.
                                          (Registrant)

DATE:  June 6, 1996                       By:    /s/ Randall Blank
                                             ---------------------
                                          Randall Blank, Executive Vice
                                          President, Chief Financial Officer
                                          and Secretary
                                          (Principal Financial Officer)

                                     ANNEX A

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------



To McCall Affiliated Companies:

We have reviewed the accompanying condensed combined balance sheet of McCall Affiliated Companies as of March 31, 1996, and the related condensed combined statements of operations and cash flows for the three-month periods ended March 31, 1996 and 1995. These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the financial statements referred to above for them to be in conformity with generally accepted accounting principles.


                                              Arthur Andersen LLP






New Orleans, Louisiana,
May 17, 1996

                           McCALL AFFILIATED COMPANIES
                           ---------------------------

                        CONDENSED COMBINED BALANCE SHEET
                        --------------------------------

                              AS OF MARCH 31, 1996
                              --------------------



CURRENT ASSETS:
    Cash                                                         $  5,532,000
    Investment securities                                             923,000
    Accounts receivable                                             3,461,000
    Prepaid expenses and other                                        766,000
                                                                 ------------
                  Total current assets                             10,682,000

INVESTMENT IN 50% OR LESS OWNED COMPANY                               250,000

PROPERTY AND EQUIPMENT                                             48,800,000
    Less - accumulated depreciation                               (21,208,000)
                                                                 ------------
                                                                   27,592,000

OTHER ASSETS                                                          288,000
                                                                 ------------
                  Total assets                                   $ 38,812,000
                                                                 ============

CURRENT LIABILITIES:
    Current portion of long-term debt                            $    156,000
    Loans from stockholders                                         1,570,000
    Accounts payable and other current liabilities                  1,740,000
                                                                 ------------
                  Total current liabilities                         3,466,000

LONG-TERM LIABILITIES:
    Notes payable - noncurrent                                      1,325,000

DEFERRED INCOME TAXES                                               6,551,000

STOCKHOLDERS' EQUITY:
    Contributed capital                                                30,000
    Retained earnings                                              27,742,000
    Less 64 shares held in treasury, at cost                         (302,000)
                                                                 ------------
                  Total stockholders' equity                       27,470,000
                                                                 ------------
                  Total liabilities and stockholders' equity     $ 38,812,000
                                                                 ============




   The accompanying notes are an integral part of these financial statements.

                           McCALL AFFILIATED COMPANIES
                           ---------------------------

                   CONDENSED COMBINED STATEMENT OF OPERATIONS
                   ------------------------------------------



                                                    Three Months Ended March 31,
                                                    ----------------------------
                                                        1996            1995
                                                    -------------  -------------


OPERATING REVENUE                                   $5,328,000     $ 4,895,000

COSTS AND EXPENSES:
    Vessel operations                                3,412,000       3,889,000
    Administrative and general                         295,000         256,000
    Depreciation                                       535,000         520,000
                                                    ----------     -----------

                  Total operating expenses           4,242,000       4,665,000
                                                    ----------     -----------

INCOME FROM OPERATIONS                               1,086,000         230,000
                                                    ----------     -----------

OTHER INCOME (EXPENSE):
    Interest income                                     11,000          11,000
    Interest expense                                   (62,000)        (30,000)
                                                    ----------     -----------

                                                       (51,000)        (19,000)
                                                    ----------     -----------

INCOME BEFORE INCOME TAXES AND EQUITY IN NET
    EARNINGS OF 50% OR LESS OWNED COMPANY            1,035,000         211,000

INCOME TAX EXPENSE                                     362,000          81,000
                                                    ----------     -----------

INCOME BEFORE EQUITY IN NET EARNINGS OF 50%
    OR LESS OWNED COMPANY                              673,000         130,000

EQUITY IN NET EARNINGS OF 50% OR LESS OWNED COMPANY     57,000          -
                                                    ----------     -----------

NET INCOME                                          $  730,000     $   130,000
                                                    ==========     ===========






   The accompanying notes are an integral part of these financial statements.



                           McCALL AFFILIATED COMPANIES
                           ---------------------------

                   CONDENSED COMBINED STATEMENTS OF CASH FLOWS
                   -------------------------------------------



                                                             Three Months Ended March 31,
                                                             ----------------------------
                                                                  1996            1995
                                                             -------------   ------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                     $ 2,092,000    $   482,000

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of property and equipment                               --           (1,000)
    Purchase of securities                                       (300,000)          --
                                                              -----------    -----------

                  Net cash used in investing activities          (300,000)        (1,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
    Payments on notes payable                                    (115,000)      (661,000)
    Payments on stockholders' loans                               (95,000)       (50,000)
                                                              -----------    -----------

                  Net cash provided by financing activities      (210,000)      (711,000)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS            1,582,000       (230,000)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                3,950,000      3,502,000
                                                              -----------    -----------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                    $ 5,532,000    $ 3,272,000
                                                              ===========    ===========





   The accompanying notes are an integral part of these financial statements.

                           McCALL AFFILIATED COMPANIES
                           ---------------------------

                NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
                ------------------------------------------------

                                 MARCH 31, 1996
                                 --------------



1. BASIS OF PRESENTATION:
- -------------------------

The condensed consolidated financial information for the three-month periods ended March 31, 1996 and 1995 has been prepared by the Companies and was not audited by its independent public accountants. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at March 31, 1996, and for all periods presented have been made. Result of operations for the interim periods presented are not necessarily indicative of the operating results for the full year or any future periods.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These condensed combined financial statements should be read in conjunction with the financial statements and related notes thereto for the fiscal year ended December 31, 1995 included herein.

Income Taxes
- ------------

Income tax expense for the three-month periods ended March 31, 1996 and 1995 was based upon an estimated effective tax rate for the entire fiscal year of 35% and 38%, respectively.

Earnings Per Share
- ------------------

Management believes that earnings per share for the combined Companies is not relevant.

2. SUBSEQUENT EVENT:
- --------------------

On April 18, 1996, the Companies signed a letter of intent with SEACOR Holdings, Inc. ("SEACOR") whereby SEACOR will acquire all of the outstanding capital stock of the Companies in exchange for 1,215,500 shares of SEACOR common stock plus an adjustment for working capital. The transaction is expected to qualify as a tax-free reorganization and be consummated in the second quarter of 1996. It is conditioned upon, among other things, satisfactory completion of due diligence, execution of definitive documentation and receipt of necessary governmental approvals.

                          MCCALL AFFILIATED COMPANIES

                              FINANCIAL STATEMENTS
                            AS OF DECEMBER 31, 1995
                         TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Stockholders of McCall Affiliated Companies:

We have audited the accompanying combined balance sheet of McCall Affiliated Companies ("the Companies" - see Note 1) as of December 31, 1995, and the related combined statements of operations and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presently fairly, in all material respects, the financial position of the McCall Affiliated Companies as of December 31, 1995, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.




                                             Arthur Andersen LLP






New Orleans, Louisiana,
May 10, 1996

                          McCALL AFFILIATED COMPANIES
                          ---------------------------

                             COMBINED BALANCE SHEET
                             ----------------------

                            AS OF DECEMBER 31, 1995
                            -----------------------



CURRENT ASSETS:
    Cash                                                           $  3,950,000
    Investment securities                                               623,000
    Accounts receivable                                               3,495,000
    Prepaid expenses and other                                        1,236,000
                                                                   ------------
                  Total current assets                                9,304,000

INVESTMENT IN 50% OR LESS OWNED COMPANY                                 163,000

PROPERTY AND EQUIPMENT:
    Vessels and equipment                                            47,473,000
    Other                                                             1,327,000
                                                                   ------------
                  Total property and equipment                       48,800,000
    Less - accumulated depreciation                                 (20,673,000)
                                                                   ------------
                                                                     28,127,000

OTHER ASSETS                                                            288,000
                                                                   ------------
                  Total assets                                     $ 37,882,000
                                                                   ============

CURRENT LIABILITIES:
    Current portion of long-term debt                              $    156,000
    Loans from stockholders                                           1,665,000
    Accounts payable                                                    523,000
    Accrued salaries and wages                                          321,000
    Accrued liabilities                                                  40,000
    Deferred income taxes                                               500,000
                                                                   ------------
                  Total current liabilities                           3,205,000

LONG-TERM LIABILITIES:
    Notes payable - noncurrent                                        1,440,000

DEFERRED INCOME TAXES                                                 6,497,000

STOCKHOLDERS' EQUITY:
    Contributed capital                                                  30,000
    Retained earnings                                                27,012,000
    Less 64 shares held in treasury, at cost                           (302,000)
                                                                   ------------
                  Total stockholders' equity                         26,740,000
                                                                   ------------
                  Total liabilities and stockholders' equity       $ 37,882,000
                                                                   ============



   The accompanying notes are an integral part of these financial statements.

                           McCALL AFFILIATED COMPANIES
                           ---------------------------

             COMBINED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
             -------------------------------------------------------


                      FOR THE YEAR ENDED DECEMBER 31, 1995
                      ------------------------------------



OPERATING REVENUE                                                  $ 20,029,000

COSTS AND EXPENSES:
    Vessel operations                                                14,982,000
    Administrative and general                                        1,045,000
    Depreciation                                                      2,102,000
                                                                   ------------
                  Total operating expenses                           18,129,000
                                                                   ------------

INCOME FROM OPERATIONS                                                1,900,000
                                                                   ------------

OTHER INCOME (EXPENSES):
    Gain on sale of equipment                                            85,000
    Interest income                                                      74,000
    Interest expense                                                   (195,000)
                                                                   ------------
                                                                        (36,000)
                                                                   ------------

INCOME BEFORE INCOME TAXES                                            1,864,000

INCOME TAX EXPENSE (BENEFIT):
    Current                                                             923,000
    Deferred                                                           (211,000)
                                                                   ------------
                  Total income tax expense                              712,000

EQUITY IN NET LOSS OF 50% OR LESS OWNED COMPANY                         (53,000)
                                                                   ------------
NET INCOME                                                         $  1,099,000
                                                                   ============

RETAINED EARNINGS, beginning of year                               $ 25,914,000

NET INCOME                                                            1,099,000

DIVIDENDS PAID                                                           (1,000)
                                                                   ------------
RETAINED EARNINGS, end of year                                     $ 27,012,000
                                                                   ============




   The accompanying notes are an integral part of these financial statements.

                           McCALL AFFILIATED COMPANIES
                           ---------------------------

                        COMBINED STATEMENT OF CASH FLOWS
                        --------------------------------

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                      ------------------------------------



CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                      $ 1,099,000
    Depreciation                                                      2,102,000
    Gain on sale of equipment                                           (85,000)
    Equity in net loss of 50% or less owned company                      53,000
    Deferred income taxes                                              (211,000)
    Changes in operating assets and liabilities:
        Increase in accounts receivable                                (642,000)
        Increase in prepaid expenses and other                         (712,000)
        Increase in accounts payable and accrued expenses               178,000
                                                                    -----------

                  Net cash provided by operating activities           1,782,000

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of property and equipment                               (1,671,000)
    Purchase of securities                                              (28,000)
    Proceeds from sale of equipment                                     115,000
    Investments in 50% or less owned company                           (250,000)
                                                                    -----------

                  Net cash used in investing activities              (1,834,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from capital contributions                                   4,000
    Proceeds from notes payable                                       1,625,000
    Proceeds from stockholders' loans                                   658,000
    Payments on notes payable                                        (1,323,000)
    Payments on stockholders' loans                                    (463,000)
    Dividends paid                                                       (1,000)
                                                                    -----------

                  Net cash provided by financing activities             500,000

NET INCREASE IN CASH AND CASH EQUIVALENTS                               448,000

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                        3,502,000
                                                                    -----------

CASH AND CASH EQUIVALENTS AT END OF YEAR                            $ 3,950,000
                                                                    ===========

SUPPLEMENTAL CASH FLOW INFORMATION:
    Cash paid in 1995 for taxes                                     $ 1,100,000
    Cash paid in 1995 for interest                                  $   211,000




   The accompanying notes are an integral part of these financial statements.

                           McCALL AFFILIATED COMPANIES
                           ---------------------------

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     --------------------------------------

                                DECEMBER 31, 1995
                                -----------------



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
- ----------------------------------------------

The McCall Affiliated Companies (the "Companies") furnish vessel support in the offshore oil and gas exploration and production industry. The Companies operate in the United States Gulf of Mexico.

Principles of Combination
- -------------------------

The combined financial statements include the accounts of a group of affiliated companies which are under the common management of Mr. Norman McCall and common ownership of Mr. McCall and other family members. McCall Enterprises, Inc. is the primary holding company of the affiliated companies. The companies in the group are as follows:

                Cameron Boat Rentals, Inc.
                Cameron Crews, Inc.
                McCall's Boat Rentals, Inc.
                Gladys McCall, Inc.
                Philip Alan McCall, Inc.
                Gulf Marine Transportation, Inc.
                Carroll McCall, Inc.
                N.F. McCall Crews, Inc.
                McCall Marine Services, Inc.
                McCall Crewboats, L.L.C.
                McCall Support Vessels, Inc.
                McCall Enterprises, Inc.

All intercompany balances and transactions have been eliminated.

Each member of the group has a December 31 fiscal year-end except McCall's Boat Rentals, Inc., which has a fiscal year ending September 30. The financial information of McCall's Boat Rentals, Inc. has been restated in the combined financial statements to reflect a year end date of December 31.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable
- -------------------

Customers of vessel support services are primarily major and large independent oil and gas exploration and production companies. The Companies' customers are granted credit on a short-term basis and related credit risks are considered minimal.

Investments in Marketable Securities
- ------------------------------------

At December 31, 1995, the Companies held $623,000 in investments in U. S. Government debt securities. These securities are accounted for as held-to-maturity securities; and, accordingly are reflected at amortized cost, which approximates fair value at December 31, 1995.

Property and Equipment
- ----------------------

Property and equipment are recorded at historical cost and depreciated over the estimated useful lives of the related assets. Depreciation is computed on the straight-line method for financial reporting purposes. Maintenance and repair costs, including routine drydock inspections on vessels in accordance with maritime regulations, are charged to operating expense as incurred. Expenditures that extend the useful life or improve the marketing and commercial characteristics of vessels and major renewals or improvements to other properties are capitalized.

Vessels and related equipment are depreciated over 20 years; all other property and equipment are depreciated and amortized over approximately five to ten years.

Fair Value of Financial Instruments
- -----------------------------------

The carrying value of long-term debt approximates its fair value.

Loans from stockholders are generally advances made from stockholders. The Companies believe it is not practicable to estimate the fair market values of these loans.

Income Taxes
- ------------

The Companies follow the principles of Statement of Financial Accounting Standards ("SFAS") No. 109, the financial accounting and reporting standard for income taxes.

Deferred income tax assets and liabilities have been provided in recognition of the income tax effect attributable to the difference between assets and liabilities reported in the tax return and financial statements. Deferred tax assets or liabilities are provided using the enacted tax rates expected to apply to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

Each company files its own Federal income tax return except for Gladys McCall, Inc., which files a consolidated return with its parent, Cameron Boat Rentals, Inc. Three of the companies have a net operating loss carryforward of $31,000. If not offset against future years with net income, $7,000 will expire in year 2008, $15,000 will expire in the year 2009, and $9,000 will expire in the year 2010.

McCall Crewboats, L.L.C. is treated as a partnership for income tax purposes; therefore, income taxes are the responsibility of the individual members. Accordingly, no provision for income taxes is provided for this company in the accompanying statement of operations. The operating results of McCall Crewboats, L.L.C. are not material relative to the combined group.

Revenue Recognition
- -------------------

The Companies' marine transportation business earns revenue primary from time or bareboat charter of vessels to customers based upon daily rates of hire. Vessel charters may range from several days to several years.

Earnings Per Share
- ------------------

Management believes that earnings per share for the combined Companies is not relevant.

New Accounting Standard
- -----------------------

In 1995, SFAS No. 121 - "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" was issued and requires adoption by the Companies in fiscal 1996. Management believes that such adoption will not have a material effect on the Companies' financial statements taken as a whole.

2. INVESTMENT IN 50% OR LESS OWNED COMPANY:
- -------------------------------------------

In August 1995, McCall Support Vessels, Inc. ("MSV") and SEACOR Holdings, Inc. ("SEACOR") organized and formed a Louisiana limited liability company, SEAMAC OFFSHORE, L.L.C. ("SEAMAC") for the primary purpose of acquiring, owning, operating, and managing marine vessels. SEAMAC's two equally participating members are MSV and a wholly owned subsidiary of SEACOR. At December 31, 1995, two crew vessels were bareboat chartered by SEAMAC from the Companies and were operating in Nigeria. For the year ended December 31, 1995, the Company's equity in the loss of SEAMAC, net of applicable income taxes, was $53,000. At December 31, 1995, SEAMAC had one crew vessel with an estimated hull cost of $1,337,000 and approximately $1,000,000 in engine and electronic costs which is under construction, and subsequent to year end, the members of SEAMAC agreed to construct two additional crew vessels with an estimated aggregate cost of approximately $7.5 million. The members of SEAMAC are expected to fund the costs to construct these vessels.

3. LONG-TERM DEBT:
- ------------------

Monthly payments on principal and interest at 9.75% per annum are made on a mortgage note outstanding to one bank on one motor vessel as follows:

                                 Monthly
     Vessel                     Principal         Balance        Maturity
     ------                     ---------         -------        --------
     Phyllis II                 $  13,000        $1,596,000       2007
     Current portion                               (156,000)
                                                 ----------
                                                 $1,440,000
                                                 ==========


Maturities of long-term debt are as follows:

    Year Ended
    December 31,
    ------------
     1996                      $   156,000
     1997                          156,000
     1998                          156,000
     1999                          156,000
     2000                          156,000
     Thereafter                    816,000
                               -----------
                               $ 1,596,000
                               ===========

4. LOANS FROM STOCKHOLDERS:
- ---------------------------

The $1,665,000, of loans from stockholders is made up of unsecured loans due to Norman and Joyce McCall. The loans are due on demand and bear interest at 7% per annum. Monthly payments of $70,000 of principal are due until the loans are called. On May 3, 1996, the loans from stockholders were repaid in full.

5. INCOME TAXES:
- ----------------

Income tax expense (benefit) consisted of the following components for the year ended December 31, 1995, in thousands of dollars:

                             1995
                             ----
   Current:
      State               $  113,000
      Federal                810,000
                          ----------
                             923,000
   Deferred:
      Federal               (211,000)
                          ----------
                          $  712,000
                          ==========


The following table reconciles the difference between the statutory Federal income tax rate for the Company to the effective income tax rate:

                                                1995
                                                ----
   Statutory rate                               34.0%
   State income taxes and other                  4.2%
                                                ----
                                                38.2%
                                                ====


The components of the net deferred income tax liability were as follows, as of December 31, 1995 in thousands of dollars:

                                                               1995
                                                               ----

   Deferred tax assets:
      Equity in net loss of 50% or less owned company      $     33,000
                                                           ------------

             Total deferred tax assets                     $     33,000
                                                           ------------

   Deferred tax liabilities:
      Property and equipment                               $ (6,420,000)
      Other                                                    (610,000)
                                                           ------------
             Total deferred tax liabilities                $ (7,030,000)
                                                           ------------
                 Net deferred tax liabilities              $ (6,997,000)
                                                           ============

6. CAPITAL STOCK:
- -----------------

McCall Enterprises, Inc., the principal holding company of the Companies, has 2,522 shares of no par, non cumulative preferred stock authorized, issued and outstanding for a total of $12,000 at December 31, 1995. The Companies have common stock totalling $18,000 after eliminations.

Four companies hold, in their respective treasuries, shares of common stock purchased ranging in number from approximately 4 to 40, at a cost ranging from approximately $400 to $8,000 per share. These shares of common stock represent approximately 4%, 15%, 5%, and 40%, respectively, of the issued shares of Cameron Boat Rentals, Inc., Gladys McCall, Inc., Cameron Crews, Inc., and Gulf Marine Transportation, Inc.

7. COMMITMENTS:
- ---------------

As of December 31, 1995 the Companies were committed to the purchase of two new motor vessels being built at an approximate cost of $4,360,000, with expected delivery in November, 1996 and March, 1997.

8. 401(k) PLAN:
- ---------------

The Companies established the N. F. McCall Crews, Inc. Employees Savings Trust ("the Plan") effective August 30, 1995. This defined contribution plan provides eligible employees with an opportunity to accumulate retirement savings. Requirements for eligibility include, (i) one year of full time employment, and
(ii) attainment of 21 years of age.

Participants may contribute up to 15% of their pre-tax annual compensation. During 1995, the Companies matched 1/3 of the first 6% of an employee's contributions to the Plan. The Board of Directors of the Companies determine the matching contribution annually. The participants' and Companies' contributions are funded to the Plan monthly.

In general, participants are fully vested in the Companies' contributions upon
(i) attaining the age of 65, (ii) death, (iii) becoming disabled, or (iv) completing three years of employment service. Forfeitures of Companies' contributions for non-vested and terminated employees will be used to reduce future contributions of the Companies or pay administrative expenses.

The Companies' contribution to the Plan was $13,000 for the year ended December 31, 1995.

The Companies offer no other employee or post-employment benefits.

9. MAJOR CUSTOMERS
- ------------------

Three customers accounted for 35%, 16% and 11%, respectively, of revenues in the year ended December 31, 1995.

10. SUBSEQUENT EVENT:
- ---------------------

On April 18, 1996, the Companies signed a letter of intent with SEACOR whereby SEACOR will acquire all of the outstanding capital stock of the Companies in exchange for 1,215,500 shares of SEACOR common stock. The transaction is expected to qualify as a tax-free reorganization and be consummated in the second quarter of 1996. It is conditioned upon, among other things, satisfactory completion of due diligence, execution of definitive documentation and receipt of necessary governmental approvals.

                                     ANNEX B

                     SEACOR Holdings, Inc. and Subsidiaries
                 Pro Forma Condensed Consolidated Balance Sheet
                              as of March 31, 1996

                                                                                                     McCall
                                                                                                    Pro Forma
                                                                 Historical         McCall         Adjustments         Pro Forma
                                                                 ----------         ------         -----------         ---------
                                   ASSETS
Cash                                                           $  24,849,000  $    5,532,000   $     102,000  (2)   $  30,483,000
Investment securities                                                      -         923,000               -              923,000
Trade and other receivables                                       36,095,000       3,461,000         642,000  (2)      40,198,000
Affiliate receivables                                                690,000               -        (294,000) (2)         396,000
Inventories                                                        1,610,000               -               -            1,610,000
Prepaid expenses and other                                         1,677,000         766,000               -            2,443,000
                                                               -------------- ---------------  --------------      ---------------
          Total current assets                                    64,921,000      10,682,000         450,000           76,053,000
                                                               -------------- ---------------  --------------      ---------------

Investments in and Receivables from 50% or Less                    6,577,000         250,000        (500,000) (2)       6,327,000
 Owned Companies, at Equity                                                                                                     -
                                                                                                                                -
                                                                                                                                -
Property, Equipment, Land, and Capital Leases                    289,645,000      48,800,000          86,000  (2)     338,531,000
     Less-accumulated depreciation                               (59,001,000)    (21,208,000)              -          (80,209,000)
                                                               -------------- ---------------  --------------      ---------------
          Net property and equipment                             230,644,000      27,592,000          86,000          258,322,000
                                                               -------------- ---------------  --------------      ---------------

Other Assets                                                      14,029,000         288,000               -           14,317,000
                                                               ============== ===============  ==============      ===============
                                                               $ 316,171,000  $   38,812,000   $      36,000       $  355,019,000
                                                               ============== ===============  ==============      ===============

                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current portion of long-term debt                              $   1,476,000  $      156,000   $           -       $    1,632,000
Loans from stockholders                                                    -       1,570,000               -            1,570,000
Accounts payable - trade                                           7,480,000         653,000               -            8,133,000
Accounts payable - affiliates                                        838,000               -               -              838,000
Other current liabilities                                         11,637,000       1,087,000          36,000  (2)      12,760,000
                                                               -------------- ---------------  --------------      ---------------
          Total current liabilities                               21,431,000       3,466,000          36,000           24,933,000
                                                               -------------- ---------------  --------------      ---------------

Long-Term Debt                                                    98,557,000       1,325,000               -           99,882,000
Deferred Income Taxes                                             30,177,000       6,551,000               -           36,728,000
                                                                                                                                -
Deferred Revenue, Gain, and Other Liabilities                      2,253,000               -               -            2,253,000
Minority Interest and Indebtedness to Minority Shareholder         1,834,000               -               -            1,834,000
                                                                                                                                -
Stockholders' Equity:                                                                                                           -
     Contributed capital                                                   -          30,000         (30,000) (1)               -
     Common stock                                                     86,000               -          12,000  (1)          98,000
     Additional paid-in capital                                  127,326,000               -          18,000  (1)     127,344,000
     Retained earnings                                            36,735,000      27,742,000        (302,000) (1)      64,175,000
     Less - shares held in treasury                                 (576,000)       (302,000)        302,000  (1)        (576,000)
     Less unamortized restricted stock                              (140,000)              -               -             (140,000)
     Currency translation adjustments                             (1,512,000)              -               -           (1,512,000)
                                                               -------------- ---------------  --------------      ---------------
          Total stockholders' equity                             161,919,000      27,470,000               -          189,389,000
                                                               -------------- ---------------  --------------      ---------------
                                                               $ 316,171,000  $   38,812,000   $      36,000       $  355,019,000
                                                               ============== ===============  ==============      ===============


                     SEACOR Holdings, Inc. and Subsidiaries
            Pro Forma Condensed Consolidated Statement of Operations
                      For the Year Ended December 31, 1993

                                                                                                    McCall
                                                                                                   Pro Forma
                                                                     Historical      McCall       Adjustments         Pro Forma
                                                                     ----------      ------       -----------         ---------
Operating Revenues:
     Marine                                                      $  73,720,000   $  18,448,000  $          -        $ 92,168,000
     Environmental-
       Oil spill response                                                    -               -             -                   -
       Retainer and other services                                           -               -             -                   -
                                                                 --------------  -------------- -------------    ----------------
                                                                    73,720,000      18,448,000             -          92,168,000
                                                                 --------------  -------------- -------------    ----------------
Costs and Expenses:
     Cost of Oil Spill Response                                              -               -             -                   -
     Operating Expenses-
          Marine                                                    41,718,000      12,240,000             -          53,958,000
          Environmental                                                      -               -             -                   -
      Administrative and general                                     6,097,000       1,090,000      (676,000) (3)      6,511,000
      Depreciation and amortization                                 10,006,000       2,101,000             -          12,107,000
                                                                 --------------  -------------- -------------    ----------------
                                                                    57,821,000      15,431,000      (676,000)         72,576,000
                                                                 --------------  -------------- -------------    ----------------
Operating Income                                                    15,899,000       3,017,000       676,000          19,592,000
                                                                 --------------  -------------- -------------    ----------------

Other Income (Expense):
     Interest on Debt                                               (4,359,000)       (423,000)            -          (4,782,000)
     Interest Income                                                 1,010,000          53,000             -           1,063,000
     Gain/(loss) from equipment sales or retirements                    (8,000)              -             -              (8,000)
     Other                                                             116,000           6,000             -             122,000
                                                                 --------------  -------------- -------------    ----------------
                                                                    (3,241,000)       (364,000)            -          (3,605,000)
                                                                 --------------  -------------- -------------    ----------------
Income Before Income Taxes, Minority Interest and Equity
     in Net Earnings of 50% or Less Owned Companies                 12,658,000       2,653,000       676,000          15,987,000

Income Tax Expense (Benefit)                                         4,391,000         948,000       237,000  (3)      5,576,000
                                                                 --------------  -------------- -------------    ----------------

Income Before Minority Interest and Equity in Net Earnings of
    50% or Less Owned Companies                                      8,267,000       1,705,000       439,000          10,411,000
Minority Interest in (Income) Loss of a Subsidiary                     (51,000)              -             -             (51,000)
Equity in Net Earnings of 50% or Less Owned Companies                  287,000               -             -             287,000
                                                                 --------------  -------------- -------------    ----------------
Net Income                                                       $   8,503,000   $   1,705,000  $    439,000     $    10,647,000
                                                                 ==============  ============== =============    ================


Earnings Per Common Share - Assuming No Dilution:                        $1.46                                             $1.50
                                                                 ==============                                  ===============


Earnings Per Common Share - Assuming Full Dilution:                      $1.36                                             $1.41
                                                                 ==============                                  ===============

Weighted Average Common Shares:
     Assuming no dilution                                            5,821,147                                         7,121,147
     Assuming full dilution                                          7,060,174                                         8,360,174




                     SEACOR Holdings, Inc. and Subsidiaries
            Pro Forma Condensed Consolidated Statement of Operations
                      For the Year Ended December 31, 1994


                                                                                                   McCall
                                                                                                  Pro Forma
                                                                    Historical       McCall      Adjustments       Pro Forma
                                                                    ----------       ------      -----------       ---------
Operating Revenues:
     Marine                                                      $  74,366,000   $  19,619,000  $          -     $ 93,985,000
     Environmental-
       Oil spill response                                                    -               -             -                -
       Retainer and other services                                           -               -             -                -
                                                                 --------------  -------------- -------------    -------------
                                                                    74,366,000      19,619,000             -       93,985,000
                                                                 --------------  -------------- -------------    -------------
Costs and Expenses:
     Cost of Oil Spill Response                                              -               -             -                -
     Operating Expenses-
          Marine                                                    42,066,000      13,794,000             -       55,860,000
          Environmental                                                      -               -             -                -
      Administrative and general                                     6,149,000       1,129,000      (676,000) (3)   6,601,997
      Depreciation and amortization                                 11,983,000       2,125,000             -       14,108,000
                                                                 --------------  -------------- ------------    -------------
                                                                    60,198,000      17,048,000      (676,000)      76,569,997
                                                                 --------------  -------------- -------------    -------------
Operating Income                                                    14,168,000       2,571,000       676,000       17,415,003
                                                                 --------------  -------------- -------------    -------------

Other Income (Expense):
     Interest on Debt                                               (5,159,000)       (263,000)            -       (5,422,000)
     Interest Income                                                 1,822,000          52,000             -        1,874,000
     Gain/(loss) from equipment sales or retirements                  (316,000)        (72,000)            -         (388,000)
     Other                                                            (267,000)              -             -         (267,000)
                                                                 --------------  -------------- -------------    -------------
                                                                    (3,920,000)       (283,000)            -       (4,203,000)
                                                                 --------------  -------------- -------------    -------------
Income Before Income Taxes, Minority Interest and Equity
     in Net Earnings of 50% or Less Owned Companies                 10,248,000       2,288,000       676,000       13,212,003

Income Tax Expense (Benefit)                                         3,501,000         867,000       237,000  (3)   4,604,997
                                                                 --------------  -------------- -------------    -------------

Income Before Minority Interest and Equity in Net Earnings of 50%
    or Less Owned Companies                                          6,747,000       1,421,000       439,000        8,607,006
Minority Interest in (Income) Loss of a Subsidiary                     184,000               -             -          184,000
Equity in Net Earnings of 50% or Less Owned Companies                  975,000               -             -          975,000
                                                                 --------------  -------------- -------------    -------------
Net Income                                                       $   7,906,000   $   1,421,000  $    439,000     $  9,766,006
                                                                 ==============  ============== =============    =============


Earnings Per Common Share - Assuming No Dilution                         $1.35                                         $1.37

Earnings Per Common Share - Assuming Full Dilution                       $1.24                                         $1.27

Weighted Average Common Shares:
     Assuming no dilution                                              5,835,805                                   7,135,805
     Assuming full dilution                                            8,318,994                                   9,618,994



                     SEACOR Holdings, Inc. and Subsidiaries
            Pro Forma Condensed Consolidated Statement of Operations
                      For the Year Ended December 31, 1995

                                                                      1995                        McCall
                                                                  Transactions     McCall       Pro Forma
                                               Historical           (Note C)      (Note B)     Adjustments             Pro Forma
                                               ----------           --------      --------     -----------             ---------
Operating Revenues:
     Marine                                    $  84,504,000   $   45,668,000  $ 20,029,000  $     361,000 (2)     $  150,562,000
     Environmental-
       Oil spill response                          8,927,000          968,000             -              -              9,895,000
       Retainer and other services                12,838,000        4,003,000             -              -             16,841,000
                                               --------------  --------------- ------------- --------------        ---------------
                                                 106,269,000       50,639,000    20,029,000        361,000            177,298,000
                                               --------------  --------------- ------------- --------------        ---------------
Costs and Expenses:
     Cost of Oil Spill Response                    7,643,000          791,000             -              -              8,434,000
     Operating Expenses-
          Marine                                  50,690,000       31,002,000    14,982,000        533,000  (2)        97,207,000
          Environmental                            4,580,000        1,167,000             -              -              5,747,000
      Administrative and general                  12,908,000        6,033,000     1,045,000       (574,000) (3)        19,412,000
      Depreciation and amortization               16,740,000        5,823,000     2,102,000              -             24,665,000
                                               --------------  --------------- ------------- --------------        ---------------
                                                  92,561,000       44,816,000    18,129,000        (41,000)           155,465,000
                                               --------------  --------------- ------------- --------------        ---------------
Operating Income                                  13,708,000        5,823,000     1,900,000        402,000             21,833,000
                                               --------------  --------------- ------------- --------------        ---------------

Other Income(Expense) :
     Interest on Debt                             (6,486,000)      (3,525,000)     (195,000)             -            (10,206,000)
     Interest Income                               2,296,000          123,000        74,000              -              2,493,000
     Gain/(loss) from equipment sales
        or retirements                             3,765,000          467,000        85,000              -              4,317,000
     Other                                           667,000           (2,000)            -              -                665,000
                                               --------------  --------------- ------------- --------------        ---------------
                                                     242,000       (2,937,000)      (36,000)             -             (2,731,000)
                                               --------------  --------------- ------------- --------------        ---------------
Income Before Income Taxes, Minority
     Interest, and Equity in Net Earnings
     of 50% or Less Owned Companies               13,950,000        2,886,000     1,864,000        402,000             19,102,000

Income Tax Expense (Benefit)                       4,858,000        1,035,000       712,000        141,000 (2) (3)      6,746,000
                                               --------------  --------------- ------------- --------------        ---------------

Income Before Minority Interest and Equity
    in Net Earnings of 50% or
    Less Owned Companies                           9,092,000        1,851,000     1,152,000        261,000             12,356,000
Minority Interest in (Income) Loss
    of a Subsidiary                                  321,000                -             -              -                321,000
Equity in Net Earnings of 50% or Less
    Owned Companies                                  813,000                -       (53,000)       112,000 (2)            872,000
                                               --------------  --------------- ------------- --------------        ---------------
Income before Extraordinary Item                  10,226,000        1,851,000     1,099,000        373,000             13,549,000
Extraordinary Item - Loss on
    Extinguishment of Debt                                 -                -             -              -
Net Income                                     $  10,226,000   $    1,851,000  $  1,099,000  $     373,000         $   13,549,000
                                               ==============  =============== ============= ==============        ===============


Earnings Per Common Share -
    Assuming No Dilution                              $1.64                                                                 $1.38

Earnings Per Common Share -
    Assuming Full Dilution                            $1.44                                                                 $1.29

Weighted Average Common Shares:
     Assuming no dilution                         6,240,780                                                             9,812,575
     Assuming full dilution                       8,725,782                                                            12,295,764




                     SEACOR Holdings, Inc. and Subsidiaries
            Pro Forma Condensed Consolidated Statement of Operations
                    For the Three Months Ended March 31,1995

                                                                                                     McCall
                                                                                                    Pro Forma
                                                                    Historical         McCall      Adjustments          Pro Forma
                                                                    ----------         ------      -----------          ---------
Operating Revenues:
     Marine                                                        $ 15,288,000   $   4,895,000   $           -      $  20,183,000
     Environmental-
       Oil spill response                                                     -               -               -                  -
       Retainer and other services                                            -               -               -                  -
                                                                  --------------  --------------  --------------   ----------------
                                                                     15,288,000       4,895,000               -         20,183,000
                                                                  --------------  --------------  --------------   ----------------
Cost and Expenses:
     Cost of Oil Spill Response                                               -               -               -                  -
     Operating Expenses-
          Marine                                                      9,267,000       3,889,000               -         13,156,000
          Environmental                                                       -               -                                  -
      Administrative and general                                      1,406,000         256,000        (169,000)(3)      1,493,000
      Depreciation and amortization                                   3,120,000         520,000               -          3,640,000
                                                                  --------------  --------------  --------------   ----------------
                                                                     13,793,000       4,665,000        (169,000)        18,289,000
                                                                  --------------  --------------  --------------   ----------------
Operating Income                                                      1,495,000         230,000         169,000          1,894,000
                                                                  --------------  --------------  --------------   ----------------

Other Income (Expense):
     Interest on Debt                                                (1,215,000)        (30,000)              -         (1,245,000)
     Interest Income                                                    659,000          11,000               -            670,000
     Gain/(loss) from equipment sales or retirements                    473,000               -               -            473,000
     Other                                                              224,000               -               -            224,000
                                                                  --------------  --------------  --------------   ----------------
                                                                        141,000         (19,000)              -            122,000
                                                                  --------------  --------------  --------------   ----------------
Income Before Income Taxes, Minority Interest, and Equity
     in Net Earnings of 50% or Less Owned Companies                   1,636,000         211,000         169,000          2,016,000

Income Tax Expense (Benefit)                                            562,000          81,000          59,000 (3)        702,000
                                                                  --------------  --------------  --------------   ----------------

Income Before Minority Interest and Equity in Net Earnings of 50%
    or Less Owned Companies                                           1,074,000         130,000         110,000          1,314,000
Minority Interest in (Income) Loss of a Subsidiary                       97,000               -               -             97,000
Equity in Net Earnings of 50% or Less Owned Companies                   236,000               -               -            236,000
                                                                  --------------  --------------  --------------   ----------------
Net Income                                                        $   1,407,000   $     130,000   $     110,000    $     1,647,000
                                                                  ==============  ==============  ==============   ================

Earnings Per Common Share - Assuming No Dilution                          $0.24                                              $0.23

Earnings Per Common Share - Assuming Full Dilution                        $0.24                                              $0.23

Weighted Average Common Shares:
     Assuming no dilution                                             5,894,398                                          7,194,398
     Assuming full dilution                                           8,332,504                                          9,632,504



                     SEACOR Holdings, Inc. and Subsidiaries
            Pro Forma Condensed Consolidated Statement of Operations
                    For the Three Months Ended March 31, 1996

                                                                                                  McCall
                                                                                                 Pro Forma
                                                                  Historical       McCall       Adjustments             Pro Forma
                                                                  ----------       ------       -----------             ---------
Operating Revenues:
     Marine                                                      $ 37,222,000  $  5,328,000   $     503,000 (2)      $   43,053,000
     Environmental-
       Oil spill response                                           2,422,000             -               -               2,422,000
       Retainer and other services                                  4,431,000             -               -               4,431,000
                                                                 ------------- -------------  --------------        ----------------
                                                                   44,075,000     5,328,000         503,000              49,906,000
                                                                 ------------- -------------  --------------        ----------------
Cost and Expenses:
     Cost of Oil Spill Response                                     2,046,000             -               -               2,046,000
     Operating Expenses-
          Marine                                                   21,484,000     3,412,000         337,000 (2)          25,233,000
          Environmental                                             1,249,000             -               -               1,249,000
      Administrative and general                                    5,226,000       295,000           7,000 (2)           5,384,000
                                                                                                   (144,000)(3)                   -
      Depreciation and amortization                                 5,165,000       535,000               -               5,700,000
                                                                 ------------- -------------  --------------        ----------------
                                                                   35,170,000     4,242,000         200,000              39,612,000
                                                                 ------------- -------------  --------------        ----------------
Operating Income                                                    8,905,000     1,086,000         303,000              10,294,000
                                                                 ------------- -------------  --------------        ----------------

Other Income (Expense):
     Interest on Debt                                              (1,759,000)      (62,000)              -              (1,821,000)
     Interest Income                                                  669,000        11,000           2,000 (2)             682,000
     Gain/(loss) on equipment sales or retirements                    243,000             -               -                 243,000
     Other                                                            249,000             -          13,000 (2)             262,000
                                                                 ------------- -------------  --------------        ----------------
                                                                     (598,000)      (51,000)         15,000                (634,000)
                                                                 ------------- -------------  --------------        ----------------
Income Before Income Taxes, Minority Interest, and Equity
     in Net Earnings of 50% or Less Owned Companies                 8,307,000     1,035,000         318,000               9,660,000

Income Taxes                                                        2,931,000       362,000         111,000 (2) (3)       3,404,000
                                                                 ------------- -------------  --------------        ----------------

Income Before Minority Interest, Equity in Net Earnings of 50%
    or Less Owned Companies, and Discontinued Operations            5,376,000       673,000         207,000               6,256,000
Minority Interest in (Income) Loss of a Subsidiary                     76,000             -               -                  76,000
Equity in Net Earnings of 50% or Less Owned Companies                 141,000        57,000        (113,000)(2)              85,000
                                                                 ------------- -------------  --------------        ----------------
Income before Extraordinary Item                                    5,593,000       730,000          94,000               6,417,000
Extraordinary Item - Loss on Extinguishment of Debt                         -             -               -                       -
Net Income                                                       $  5,593,000  $    730,000   $      94,000         $     6,417,000
                                                                 ============= =============  ==============        ================


Earnings Per Common Share - Assuming No Dilution                        $0.66                                                 $0.65

Earnings Per Common Share - Assuming Full Dilution                      $0.56                                                 $0.57

Weighted Average Common Shares:
     Assuming no dilution                                           8,524,550                                             9,824,550
     Assuming full dilution                                        11,075,199                                            12,375,199



                     SEACOR HOLDINGS, INC. AND SUBSIDIARIES
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



A.        Basis of Presentation

          The McCall Pro Forma adjustments to the Pro Forma Condensed Consolidated Financial Statements reflect the consummation of the McCall Acquisition as a pooling of interests transaction. The adjustments do not include direct expenses related to the McCall Acquisition, which will be expensed at the time of the McCall Acquisition. The pro forma data are not necessarily indicative of the operating results or financial position that would have occurred had the McCall Acquisition been consummated at the dates indicated, nor necessarily indicative of future operating results or financial position.

          Pro forma per share data are based on the number of shares of Common Stock ("SEACOR Common Stock" ) that would have been outstanding had the McCall Acquisition occurred at the beginning of the earliest period presented.

B.        McCall Pro Forma Adjustments

          1. This adjustment reflects the issuance of approximately 1,300,000 shares of SEACOR Common Stock in exchange for all of the capital stock of the McCall Affiliated Companies and the retirement of the capital stock of the McCall Affiliated Companies held in treasury. The actual number of shares of Common Stock to be issued pursuant to the McCall Acquisition is subject to an adjustment based upon a final determination of the McCall Affiliated Companies' working capital as of the date of closing.

          2. In August 1995, the Company and an affiliate of McCall formed SEAMAC OFFSHORE, L.L.C. ("SEAMAC"), which was jointly owned and which operated two vessels in Nigeria. Prior to the McCall Acquisition, SEACOR recorded its interest in this venture based upon its 50% equity interest. As a result of the McCall Acquisition, this venture is to be dissolved and the assets will be wholly owned by the Company. This adjustment consolidates 100% of SEAMAC with SEACOR.

          3. These adjustments reflect the replacement of certain historical salary expense with revised salary costs based upon an employment agreement entered into between an officer of McCall and SEACOR.

C.        The 1995 Transactions

          As discussed in the Company's annual report to Shareholders on Form 10-K for the year ended December 31, 1995, the Company completed several transactions during 1995 (the NRC Merger, the Graham Acquisition, the 1995 CNN Transaction, the Coastal/Phibro Transactions and the 1995 Common Stock Offering - "The 1995 Transactions"). The pro forma condensed consolidated statement of operations for the year ended December 31, 1995 has been prepared based upon certain pro forma adjustments to historical financial information assuming the 1995 Transactions occurred on January 1, 1995. The pro forma condensed consolidated statement of operations is not necessarily indicative of the actual results that would have been achieved if the 1995 Transactions had occurred on January 1, 1995 nor is it necessarily indicative of future results.

          The pro forma adjustments relating to the 1995 Transactions are described below. For purposes of calculating these adjustments, the Company assumed that each of the 1995 Transactions was completed no later than September 30, 1995. The use of the actual closing dates for the 1995 CNN Transaction, the Coastal/Phibro Transactions and the 1995 Common Stock Offering, which all closed before December 31, 1995, would not have a material effect on these pro forma adjustments.


                                                                                           (in thousands)

                                                                                                    Coastal/
                                                                                                    Phibro
                                                                                                    Transac-   Sale of
                                                          NRC          Graham         CNN           tions      Common     The 1995
                                                        Merger       Acquisition   Transaction       (23)       Stock   Transactions
                                                    ------------   --------------- --------------  ----------- -------- ------------
Operating Revenues:
     Marine                                            $(86) (1)      $34,681  (4)   $14,710 (15)       $-        $-      $45,668
                                                                        (814)  (5)   (3,795) (16)
                                                                                         972 (17)
     Environmental-
       Oil spill response                                968 (2)            -              -             -         -          968
       Retainer and other services                     4,003 (2)            -              -             -         -        4,003
                                                    ---------      -----------     ----------       -------    ------    ---------
                                                       4,885           33,867         11,887                       -       50,639
                                                    ---------      -----------     ----------       -------    ------    ---------
Cost and Expenses:
     Cost of Oil Spill Response                          791 (2)            -              -             -         -          791
     Operating Expenses-
          Marine                                        (86) (1)       23,340  (4)     9,274 (15)        -         -       31,002
                                                                        (719)  (5)       334 (18)
                                                                                     (1,141) (19)
          Environmental                                1,167 (2)            -              -             -         -        1,167
          Administrative and general                   1,645 (2)        3,996  (4)     1,358 (20)        -         -        6,033
                                                                         (70)  (5)
                                                                        (446)  (7)
                                                                        (825)  (6)
                                                                          375 (14)
          Depreciation and amortization                  777 (2)        3,431  (4)     1,299 (21)      171 (24)    -        5,823
                                                          91 (3)        (142)  (5)
                                                                          196  (8)
                                                    ---------      -----------     ----------       -------    ------    ---------
                                                       4,385           29,136         11,124           171         -       44,816
                                                    ---------      -----------     ----------       -------    ------    ---------

Operating Income                                         500            4,731            763         (171)         -        5,823
                                                    ---------      -----------     ----------       -------    ------    ---------

Other (Expense) Income:
     Interest on Debt                                  (302) (2)        (531)  (4)         -             -       970 (25) (3,525)
                                                                          531 (11)
                                                                      (4,134) (10)
                                                                         (59)  (9)
     Interest Income                                      12 (2)          111  (4)         -             -         -          123
     Gain on Sale or Retirement of Equipment               -              467  (4)         -             -         -          467
     Other                                               (6) (2)          450  (4)         -             -         -          (2)
                                                                        (446)  (7)
                                                    ---------      -----------     ----------       -------    ------    ---------
                                                       (296)          (3,611)              -             -       970      (2,937)
                                                    ---------      -----------     ----------       -------    ------    ---------
Income Before Income Taxes, Minority Interest,
   Equity in Net Earnings of 50% or Less Owned
   Companies, and Discontinued Operations                204            1,120            763         (171)       970        2,886

Income Taxes                                             123 (2)           36  (4)       201 (22)        -       330 (26)   1,035
                                                                        1,463 (12)
                                                                      (1,118) (12)
                                                    ---------      -----------     ----------       -------    ------    ---------
Income Before Minority Interest, Equity in Net
   Earnings of 50%or Less Owned Companies,
   and Discontinued Operations                            81              739            562         (171)       640        1,851
Minority Interest in(Income) Loss of a Subsidiary          -                -              -             -         -            -
Equity in Net Earnings of 50% or Less Owned                                                                        -            -
                                                                                                               ------    ---------
   Companies                                               -                -              -             -
                                                    ---------      -----------     ----------       -------    ------    ---------
Income Before Discontinued Operations                     81              739            562         (171)       640        1,851
Discontinued Operations                                    -             (81)  (4)         -             -         -            -
                                                                           81 (13)
                                                    ---------      -----------     ----------       -------    ------    ---------
Net Income                                               $81             $739           $562        $(171)      $640       $1,851
                                                    =========      ===========     ==========       =======    ======    =========

1) To reflect the elimination of certain intercompany transactions between subsidiaries of the Company and subsidiaries of NRC Holdings.

2) To reflect the pre-acquisition results of operations of NRC Holdings, Inc. and its subsidiaries.

3) To reflect the amortization of $3.6 million of goodwill based upon the straight line method over a 20- year period which is the estimated period of benefit.

4) To reflect the pre-acquisition results of operations of Graham, as restated to correct depreciable lives of fixed assets.





5) To exclude the operating results of Offshore Trawlers, Inc., the Graham entity that operates a shipyard whose assets were not included in the Graham Acquisition.

6) To reflect the elimination of $1.5 million of certain historical salary expense offset by $0.4 million of additional annual wage costs estimated to be incurred by the Company to manage the acquired assets. The Company does not expect to incur more than $0.4 million of additional annual wage costs to manage these assets based on salaries paid to its employees who perform similar functions for the Company's other vessels.

7) To reflect the elimination of rental fees charged to John E. Graham & Sons by a non-acquired affiliate company.

8) To reflect depreciation associated with the acquired assets relative to such expense as reported by Graham. The Company recorded the acquired assets at their fair market values in accordance with the purchase method of accounting. Consistent with the Company's depreciation policies, the depreciable lives assigned to each of the vessels acquired in the Graham Acquisition were determined by subtracting from 20 years for crew boats and 25 years for supply and utility vessels the period from each vessel's original construction date to its acquisition date.

9) To amortize deferred debt issuance costs to interest expense over the life of the bank debt that financed the transaction utilizing the straight-line method that approximates the effective interest method.

10) To reflect additional interest expense with respect to the $74.0 million of indebtedness incurred in connection with the Graham Acquisition, assuming no principal repayments during the period.

11) To eliminate interest expense on debt that was not assumed in connection with the acquisition.

12) To reflect the income tax effect of Graham income, which was primarily earned in a partnership, assuming an effective tax rate of 34%.

13) To reflect the final activity of a wholly owned subsidiary of Offshore Trawlers, Inc. which discontinued its operations in 1991.

14) To recognize the amortization of deferred cost relating to non-cancellable consulting contracts with the former owners of Graham as administrative salary expense over the terms of the related contracts (3-5 years).

15) To reflect the operating revenues and expenses of (i) the five vessels acquired from CNN, (ii) the 10 vessels previously bareboat chartered-out by the Company to CNN and (iii) the one vessel bareboat chartered-in by the Company from CNN.

16) To exclude bareboat charter revenues received from CNN for 10 vessels under the pre-existing bareboat charter agreements.

17) To exclude the Company's share of the net pool results as a result of the termination of the pooling arrangement with CNN.

18) To reflect drydocking expenses associated with the 10 vessels previously bareboat chartered-out by the Company to CNN. As operator, the Company will assume responsibility for drydocking expenses.







19) To reflect a decline in operating expenses due to a reduction in crew wages and benefit costs as a result of savings relating to recrewing 13 of the Company's vessels previously operated by CNN. The Company estimates savings of approximately $13,000 per month per vessel ($3,500 per month each for a master and chief engineer and $3,000 per month for two mates each per vessel). The estimated savings are reduced by 25% to recognize that the recrewing will take place over a period of time rather than immediately. The pro forma adjustment reflects crew costs reductions of $9,750 per month for vessels which, on an aggregated basis, operated 137 months in 1994 and 117 months in 1995. Such savings are based on crew wages paid to American and crews of other nationalities for similar vessels operated by the Company as compared with crew wages paid to French seamen for the above mentioned vessels. To facilitate recrewing, the vessels were reflagged during 1995.

20) To reflect management fees payable to FISH pursuant to the management agreement with FISH.

21) To reflect increased depreciation expense associated with the five vessels acquired from CNN.

22) To adjust income tax expense for the effects of adjustments with respect to the CNN Transaction assuming an effective tax rate of 34%.

23) The effect of pro forma adjustments relating to the contract amendments with Coastal and Phibro would not be material to total environmental services revenue in the pro forma Statements of Operations. Although the Company expects the contract amendments with Coastal and Phibro, together with the addition of two major customers, to have a positive effect on future operations, the Company has not attempted to pro forma these effects in the above Statements of Operations.

24) To reflect the amortization of $4.6 million of goodwill based upon the straight-line method over a 20- year period which is the estimated period of benefit.

25) To reflect the reduction in interest expense due to the retirement of $31,000,000 of indebtedness outstanding under the DnB Facility with a portion of the net proceeds from the common stock sale.

26) To adjust income tax expense for the effect of the adjustment described in note (25) assuming an effective tax rate of 34%.

                                 EXHIBIT INDEX

Exhibit No.                               Description
- -----------                               -----------

   2.1 Agreement and Plan of Merger, dated as of May 31, 1996, by and among SEACOR Holdings, Inc., SEACOR Enterprises, Inc. and McCall Enterprises, Inc.

   2.2 Agreement and Plan of Merger, dated as of May 31, 1996, by and among SEACOR Holdings, Inc., SEACOR Support Services, Inc. and McCall Support Vessels, Inc.

   2.3 Agreement and Plan of Merger, dated as of May 31, 1996, by and among SEACOR Holdings, Inc., SEACOR N.F., Inc. and N.F. McCall Crews, Inc.

   2.4 Exchange Agreement relating to McCall Crewboats, L.L.C., dated as of May 31, 1996, by and among SEACOR Holdings, Inc. and the Persons listed on the signature pages thereto.

   2.5 Share Exchange Agreement and Plan of Reorganization relating to Cameron Boat Rentals, Inc., dated as of May 31, 1996, by and among SEACOR Holdings, Inc., McCall Enterprises, Inc., and the Persons listed on the signature pages thereto.

   2.6 Share Exchange Agreement and Plan of Reorganization relating to Philip A. McCall, Inc., dated as of May 31, 1996, by and among SEACOR Holdings, Inc., McCall Enterprises, Inc. and the Persons listed on the signature pages thereto.

   2.7 Share Exchange Agreement and Plan of Reorganization relating to Cameron Crews, Inc., dated as of May 31, 1996, by and among SEACOR Holdings, Inc., McCall Enterprises, Inc., and the Persons listed on the signature pages thereto.

   10.1 Indemnification Agreement, dated as of May 31, 1996, among all of the Stockholders of McCall Enterprises, Inc., Norman McCall, as representative of such Stockholders, and SEACOR Holdings, Inc.

   10.2 Indemnification Agreement, dated as of May 31, 1996, among all of the Stockholders of McCall Support Vessels, Inc., Norman McCall, as representative of such Stockholders, and SEACOR Holdings, Inc.

   10.3 Indemnification Agreement, dated as of May 31, 1996, among all of the Stockholders of N.F. McCall Crews, Inc., Norman McCall, as representative of such Stockholders, and SEACOR Holdings, Inc.

   10.4 Indemnification Agreement, dated as of May 31, 1996, among all of the Members of McCall Crewboats, L.L.C., Norman McCall, as representative of such Members, and SEACOR Holdings, Inc.


   10.5 Indemnification Agreement, dated as of May 31, 1996, among all of the Stockholders of Cameron Boat Rentals, Inc., Norman McCall, as representative of such Stockholders, and SEACOR Holdings, Inc.

   10.6 Indemnification Agreement, dated as of May 31, 1996, among all of the Stockholders of Philip A. McCall, Inc. and SEACOR Holdings, Inc.

   10.7 Indemnification Agreement, dated as of May 31, 1996, among all of the Stockholders of Cameron Crews, Inc., Norman McCall, as representative of such Stockholders, and SEACOR Holdings, Inc.

   10.8 Investment and Registration Rights Agreement, dated as of May 31, 1996, among SEACOR Holdings, Inc. and the Persons listed on the signature pages thereto.